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                                                          Exhibit 99.(d)(10)(ii)

                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.


     AMENDMENT made as of this 31st day of December, 2001 to the Subadvisory Agreement dated December 14, 2000 (the "AGREEMENT"), between Aetna Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and T. Rowe Price Associates, Inc., a Maryland corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A

     Section 3 of the Agreement, "Compensation of Subadviser," is hereby amended to change the compensation as specified in Appendix A to this Amendment.

2. SUBADVISORY AGREEMENT

     In all other respects, the Agreement is confirmed and remains in full force and effect.

2. EFECTIVE DATE

     This Amendment shall become effective on January 1, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.


ATTEST:                                 AETNA LIFE INSURANCE AND
                                        ANNUITY COMPANY


/s/ Lena A. Rabbitt                     By: /s/ Laurie M. Tillinghast
----------------------------               -------------------------------------
Title:  Assistant Secretary                Laurie M. Tillinghast, Vice President
        Lena A. Rabbitt

ATTEST:                                 T. ROWE PRICE ASSOCIATES, INC.


/s/ Cheryl L. Emory                     By: /s/ Darrell N. Braman
-------------------------------            -------------------------------------
Title: Assistant Vice President            Darrell N. Braman, Vice President

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                                   APPENDIX A

                                  FEE SCHEDULE


T. Rowe Price Growth Equity       .40% on the first $500 million of average
                                  daily net assets
                                  .35% on assets over $500 million